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                                  S.E.C. Filing

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                                  SCHEDULE 14A

                                  March 11, 1998

                              Filed: March 11, 1998


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy (Consent Solicitation) Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:
Preliminary Proxy Statement  [x]
Confidential for Use of the Commission Only
  (as permitted by Rule 14a-6 (e)(2))  [  ]
Definitive Proxy Statement  [ ]
Definitive Additional Materials  [  ]
Soliciting Material pursuant to Rule 14a-11 (c) or Rule 14a-12  [  ]

ABIGAIL ADAMS NATIONAL BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

Marshall T. Reynolds
Shirley A. Reynolds
Robert L. Shell, Jr.
Jeanne D. Hubbard

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



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(1)      Title of each class of Securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:


LETTER TO SHAREHOLDERS

March 11, 1998

Dear Fellow Abigail Adams National Bancorp, Inc. Shareholder:

          The undersigned, all shareholders of Abigail Adams National Bancorp, Inc. (the "Company"), and three of whom are members of the Board of Directors (the "Board") of the Company, are soliciting written consents of the other shareholders of the Company to remove four current members of the Board and elect four new nominees to serve in their place until the next regular annual meeting of the shareholders, which has not yet been set. The four current members of the Board whom we propose to replace are Barbara Davis Blum, Shireen
L. Dodson, Susan Hager, and Clarence L. James, Jr. (these individuals being referred to herein as the "Incumbents"). The nominees to replace them (the "Nominees") are George Cook, Marianne Steiner, Bonita A. Wilson and Joseph L. Williams. The Board will continue to consist of ten (10) members.

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          We believe that these steps (referred to herein as the "Proposal")
have been made necessary by the actions of the Incumbents. It is our belief that the Incumbents have tolerated inadequate performance by management, and reacted counterproductively to the decision of the Company's shareholders to reject the proposed merger with Ballston National Bancorp ("Ballston"). Furthermore, we believe that the Incumbents have wasted, and unless removed will continue to waste, significant amounts of the Company's time, money and resources in litigation against the undersigned and others rather than concentrate on increasing the value of the Company's business. This litigation was initially filed after the Incumbents postponed the shareholder meeting called to vote on the Ballston acquisition, seeking a court order precluding the undersigned and many other unnamed shareholders from being able to vote their shares on that transaction. Further information concerning this litigation and our plans with respect to the litigation if the Proposal is approved is contained in the Consent Solicitation Statement accompanying this letter. We believe that this litigation is without merit and that the Company's resources should no longer be wasted in pursuing it. We may be viewed as having a conflict of interest in pursuing the Proposal inasmuch as this could ultimately result in dismissal of the litigation against us and reimbursement of our expenses. However, we believe the Proposal is also in the best interests of the Company and its other shareholders.

          We believe that if the Nominees are elected to replace the Incumbents, they will join those of us who are already directors in securing better management, honoring the decision of the Company's shareholders to move on after the rejection of the merger with Ballston, and focus on efforts to grow the Company's business. And, as noted, we also hope that the reconstituted Board will terminate the current litigation against the undersigned and others.

          It is unfortunate that we must seek to remove and replace these four directors, but regrettably the Incumbents have been unwilling to resolve this dispute in a reasonable manner that is consistent with what we believe are the best interests of the Company and its shareholders. We therefore respectfully ask you to join with us in supporting this Proposal. Details concerning the Proposal and the consent solicitation process are included in the Consent Solicitation Statement enclosed with this letter. If successful, the Proposal may trigger the "change in control" clauses of certain severance agreements of the Chairwoman and other persons, potentially entitling certain of these individuals to severence payments and other benefits. The Proposal may also cause certain stock options belonging to the Incumbents and other persons to vest early. These potential events could result in significant costs to the Company. Please see the section entitled "Potential Costs to the Company in Severance Payments and Early Vesting as a Result of the Proposal" in the Consent Solicitation Statement for more information. We urge you to read through the Consent Solicitation Statement and to give this Proposal careful consideration.

          If you support this agenda and are willing to consent to the Proposal, please complete the BLUE Consent Card which is attached to the enclosed Consent Solicitation Statement and return it to us in the enclosed envelope. Once we have received a sufficient number of written consents to ratify the Proposal, we will submit them to the Company and the Proposal will take effect. Ideally, we would like to receive all consents no later than April __, 1998. Although the final deadline for submitting the proposals to the Company will be 60 days after the date of the first written consent that is delivered to the Company, we urge you to send us your written consents AS SOON AS POSSIBLE, so that the Proposal can go into effect and we can go on with the business of improving the value of our Company. We currently intend to deliver within the near future our consents to the Company representing a total of 360,025 shares, or 21.8% of the outstanding shares of the Company. The consents of an additional 465,589 shares will be required to effect the actions we seek.



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          If you have any questions regarding this matter please contact:

                              Marshall Reynolds
                              c/o Chapman Printing
                              2450 First Avenue
                              Huntington, WV 25703
                              (304) 528-2791
                              FAX: (304) 528-2765

          Thank you very much for your consideration of this important action.

                              Mrs. Shirley A. Reynolds
                              Mr. Marshall T. Reynolds
                              Ms. Jeanne D. Hubbard
                              Mr. Robert L. Shell, Jr.



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                         CONSENT SOLICITATION STATEMENT

          This Consent Solicitation Statement, the accompanying letter and the enclosed form of written consent are being furnished by and on behalf of the undersigned (the "Participants") on or about March 4, 1998. Under the statutes governing the affairs of Abigail Adams Bancorp, Inc. (hereinafter "AANB" or the "Company"), shareholders owning a majority (over fifty percent (50%)) of AANB's outstanding shares can, without a meeting, consent in writing to any action that holders of a majority of AANB shares could approve at a meeting of shareholders. One such action is the removal and replacement of directors, with or without cause.

          The undersigned shareholders of AANB who, in the aggregate, own of record 21.8 percent of the outstanding shares, not including shares jointly held with spouses or other family members, hereby solicit your consent to remove four of the current members of the existing Board of Directors (the "Board") of AANB, elect four new nominees to serve in their place until the next regular annual meeting of the shareholders, which has not yet been set (said actions being referred to herein as the "Proposal"). In 1997, the annual meeting of shareholders was held on June 17, 1997. We currently intend to deliver our consents to the Proposal to the Company in the near future. The Participants are also members of an eight-individual group filing a Schedule 13D that controls, in the aggregate, 536,087 fully diluted shares of the Company's common stock, representing 32.5% of the total outstanding shares.

          The directors proposed to be removed are:

          Barbara Davis Blum (who is also the Chairwoman, Chief Executive Officer and President of the Company); Shireen L. Dodson; Susan Hager; and Clarence L. James, Jr.

          The persons proposed to be elected in their stead are:

          George Cook, age 64, is the Principal of George Cook & Co., and a Distinguished Fellow of the Institute of Public Policy at George Mason University. He is Chairman Emeritus and retired Chief Executive Officer of Colonial Parking, Inc., a current member of the Greater Washington Board of Trade, and a member of the Urban Land Institute. He is a former Chair of the National Policy Council, and a Director and a past Executive Committee Member of the Greater Washington Research Council. He is board member and past Chairman of the Board of the Alexandria Health Services Corporation, and a board member of Girl Scouts of the U.S.A. He is a member and past Chairman of the Board of the National Parking Association as well as a past President and past Director of the Washington Parking Association. He is a former Member of the City Council of the City of Alexandria, and a former Chairman of the Commission on Local Government for the Commonwealth of Virginia. He is a former member of the Board of Visitors of George Mason University, and a former Vice Chairman of the Virginia State Electoral Board.

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          Marianne Steiner, age 43, is the Principal of Larkspur Marketing ,
which she founded in 1991 after serving MCI Communications Corporation as Director of Marketing. She holds a joint M.E. and M.S. degree from the Harvard Business School and Graduate School of Arts and Sciences in Information Sciences and Applied Mathematics, and a Bachelor of Science degree in Computer Science from the University of Miami. She also serves as a Trustee and member of the Governing Board of the Beauvoir School.

          Joseph L. Williams, age 52, is the Chairman and Chief Executive Officer of Basic Supply Company (1977 to Present). He was one of the organizers and is a director of First Sentry Bank of Huntington, West Virginia (1996 to Present). He is also a director of the Huntington Industrial Corporation, Unlimited Future, Inc. (a small busuiness incubator) and the West Virginia Capital Corporation. He is a member of the National Advisory Counsel of the United States Small Business Administration (since 1997), the Huntington Municipal Development Authority and is Treasurer of the Huntington Museum of Arts. He is a graduate of Marshall University (B.Sc. in Finance) and a member of the Executive Committee of its College of Business Advisory Board.

          Bonita A. Wilson, age 56, has served as a director of Dart Group Corporation, Track Auto Corporation and Crown Books Corporation (1993 to 1997), on the advisory Board of Wedgewood Capital Management, and as the Honorary Chair of the John A. Wilson Memorial Community Foundation.

BACKGROUND OF AND REASONS FOR THE SOLICITATION

          The undersigned (the "Participants") believe that the directors proposed to be removed (the "Incumbents") are not serving the Company well. The Participants believe that the Incumbents have: tolerated inadequate performance by management; reacted counterproductively to the AANB shareholders' decision in December 1997 to reject the merger with Ballston National Bancorp ("Ballston"); and wasted and, unless removed will continue to waste, significant amounts of the Company's time, money and energies in litigation against the Participants and others rather than on increasing the value of the business.

          The proposed Ballston merger received the initial support of Ms. Hubbard and Messrs. Reynolds and Shell as directors, when recommended by Company management and a committee of the Board on which none of them sat. After reexamination of the economic assumptions presented to the Board, and additional information, Mr. Reynolds informed the Board that he would not support the merger. He and the Board were advised by Company counsel that they should not act as a Board to reconsider the merger proposal, but were under no obligation to support it as shareholders. Mr. Reynolds, and later Ms. Hubbard and Mr. Shell, followed that advice and restricted their opposition to voting against the transaction and informing shareholders who inquired of them of that fact. Nonetheless, the management of the Company and their supporters on the Board authorized and pursued a strategy designed either (a) to preclude Mr. (and Mrs.) Reynolds, Ms. Hubbard, Mr. (and Mrs.) Shell and others from voting

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their shares against the proposed merger and to impose upon them the expense of defending that litigation or (b) to induce their support of the merger by virtue of the foregoing litigation strategy.

          The litigation sought a court order precluding the Participants and many other unnamed AANB shareholders from being able to vote their shares on the proposed merger with Ballston. It was alleged that the Participants and many other AANB shareholders were together engaged in an undisclosed scheme to oppose the Ballston merger, allegedly in order to pursue other acquisition targets outside the D.C. metropolitan area with which they had some involvement and to seize control of the Bank. The Court denied this extraordinary relief, and after two additional delays, AANB management finally permitted the shareholders to vote at a meeting. At the AANB shareholder meeting over two-thirds of the shares voted against the Ballston merger. Thereafter, the litigation was amended to add claims against the stock brokerage firm of Ferris Baker Watts, Inc. and additional federal statutory claims.

          As of this date, Ms. Hubbard and Messrs. Reynolds and Shell have incurred approximately $125,000 defending themselves from this litigation. They believe the Company has incured several times that expense, as part of incurring an overall operating loss for the year ended December 31, 1997. The Participants believe that substantially greater costs will be incurred by both sides in the event the litigation is not resolved promptly.

          The Participants believe that if the Nominees are elected to replace the Incumbents, they will join those of the Participants who are themselves directors (Ms. Hubbard and Messrs. Reynolds and Shell) in securing better management, honoring the decision of the shareholders to move on after two thirds of the AANB shares voted against the proposed Ballston merger, and supporting efforts to grow the business of AANB both internally and through acquisitions that are economically accretive wherever located and on attractive terms. The Participants also hope that the reconstituted Board of AANB will terminate the above described litigation that the present Board (excluding Ms. Hubbard and Messrs. Reynolds and Shell) initiated against Ms. Hubbard and Messrs. Reynolds and Shell and others.

          The Participants will, if this slate of Nominees is elected to replace the Incumbents, seek Board action that will dismiss that litigation and reimburse the Participants for their expenses in that litigation (estimated at $125,000 to date). In addition they will seek to terminate the employment of Ms. Blum, the current Chairman, Chief Executive Officer and President of the Company, as part of a staff restructuring and restaffing of senior management and to develop plans to improve the operations and increase the size and number of banks owned by AANB. The Participants have not, however, elicited any agreements or commitments regarding any of the foregoing issues from the Nominees. The Participants may be viewed as having a conflict of interest in pursuing the Proposal inasmuch as this could ultimately result in dismissal of the litigation against them and reimbursement of their expenses. However, the Participants believe that the Proposal is also in the best interests of the Company and its other shareholders.

          If successful, the Proposal may trigger the "change in control" clauses of certain severance agreements of the Chairwoman and other persons, potentially entitling certain of these individuals to severence payments and other benefits. The Proposal may also cause certain stock options belonging to the Incumbents and other persons to vest early. These potential events could result in significant costs to the Company. Please see the section entitled "Potential Costs to the Company in Severance Payments and Early Vesting as a Result of the Proposal" in this Consent Solicitation Statement for more information.




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          Mr. Reynolds has agreed to indemnify each of the Nominees from any liability or expenses they might incur by reason of their candidacy relating to the pending litigation. Neither he nor the other Participants have any other agreement or understanding with any of the Nominees.

          The formal Proposal is as follows:

          "I hereby consent to the following actions, as set forth in the Consent Solicitation Statement dated March 11, 1998 in the section entitled, "THE PROPOSAL":

          1. Removal of the following as directors of Abigail Adams National Bancorp, Inc.: Barbara Davis Blum, Shireen L. Dodson, Susan Hager and Clarence
L. James, Jr.

          2. Election of the following to replace the aforementioned directors of Abigail Adams National Bancorp, Inc.: A. George Cook, III, Marianne Steiner, Bonita A. Wilson and Joseph L. Williams."

          Stockholders of the Company are being asked to express their consent to the Proposals by MARKING, SIGNING, and DATING the enclosed BLUE Consent Card and returning it in the postage paid envelope in accordance with the instructions set forth below. If you hold your Company shares in the name of a brokerage firm, then, in addition to completing the BLUE Consent Card, you should contact the party at the brokerage firm responsible for your account to make sure that a BLUE Consent Card is executed for your Common Stock on the BLUE Consent Card.

          All percentages shown herein assume that the number of shares outstanding on March 11, 1998 (the date of the initial filing of this Preliminary Consent Solicitation Statement) is 1,651,226 shares of Common Stock, based on the Company's Proxy Statement on Schedule 14A filed on November 10, 1997.

          THE PARTICIPANTS RECOMMEND THAT YOU CONSENT TO THE PROPOSAL. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSAL.

          IF THE STOCKHOLDER WHO HAS EXECUTED AND RETURNED THE BLUE CONSENT CARD HAS FAILED TO CHECK A BOX MARKED "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" FOR THE PROPOSAL, SUCH STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

          If you have any questions about executing your consent or require assistance, please contact:

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                              Marshall Reynolds
                              c/o Chapman Printing
                              2450 First Avenue
                              Huntington, WV 25703
                              (304) 528-2791
                              FAX: (304) 528-2765

          If you support this agenda and are willing to consent to the Proposal, please complete the attached form of consent and mail it in the enclosed envelope to the Participants at the address indicated above and on the envelope.

          Thank you for your consideration of this important action.

                              Mrs. Shirley A. Reynolds
                              Mr. Marshall Reynolds
                              Ms. Jeanne Hubbard
                              Mr. Robert Shell

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                          SUMMARY OF CONSENT PROCEDURE

          The Participants believe that the Proposal will become effective on the date when the written consent of holders of a majority of the shares of the Company's Common Stock outstanding on the Record Date is delivered to the Company, so long as such consent is obtained within sixty days after the Record Date. The Participants expect to establish the record date within the near future by delivering to the Company executed forms of consent. The Record Date is expected to be the date that these first written consents are delivered to the Company. In order to facilitate prompt adoption of the Proposal, the Participants request that you mail your consent no later than April ___, 1998.

          A consent executed by a stockholder may be revoked in writing at any time prior to the time that the action authorized by the executed consent is taken. The Participants intend to deliver executed consents to the Company once the Participants have obtained valid and unrevoked consents representing a majority of the issued and outstanding shares of Common Stock of the Company as of the Record Date. Since the Participants cannot predict the date on which they will receive a majority of the consents, the period within which a consent may be revoked is uncertain.

          THE PARTICIPANTS RECOMMEND THAT YOU CONSENT TO THE PROPOSAL. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE PROMPTLY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSAL.

          You will be able to express your consent to the Proposal if you are a stockholder of record on the Record Date, even if you sell your shares of Common Stock after the Record Date. Even if you are not sure as to your eligibility to execute a consent, we urge you to complete and return the enclosed BLUE consent card so that your shares will be voted if eligible.

          If your shares are held in your name, please mark, sign, and date the enclosed BLUE Consent Card and return it in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should receive a BLUE Consent Card and envelope which should be used to give your instructions to the person responsible for your account. Only that institution can execute a BLUE Consent Card with respect to your shares and only upon receipt of specific instructions from you. The Participants urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Participants at the address set forth below so that the Participants will be aware of all instructions given and can attempt to ensure that such instructions are followed.

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                              Marshall Reynolds
                              c/o Chapman Printing
                              2450 First Avenue
                              Huntington, WV 25703
                              (304) 528-2791
                              FAX: (304) 528-2765


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                            REVOCABILITY OF CONSENTS

          Any stockholder consenting to the Proposal has the power to revoke such consent any time before holders of a majority of the outstanding shares have consented to the Proposal, have delivered consents to the Proposal to the Participants, and the Participants have delivered consents of a majority of the outstanding shares to the Company. Consents may be revoked by filing with the Company written notice of revocation bearing a later date than the consent card or by duly executing a subsequently dated consent card relating to the same shares and delivering it to the Company at its principal executive offices at 1627 K Street, N.W., Washington, D.C. 20006. Although a revocation delivered only to the Company will be effective to revoke a previously executed consent, the Participants request that if a revocation is delivered to the Company, a photocopy of the revocation also be delivered to the Participants, at the address set forth above, so that the Participants will be aware of such revocation.

                                  THE PROPOSAL

          This Consent Solicitation Statement and the accompanying form of written consent are first being furnished by the Participants on or about March ___, 1998, in connection with the solicitation by the Participants from the holders of shares of Common Stock of the Company of written consents to take the following actions without a stockholders meeting, as permitted by Delaware law:

          (1) Remove the following directors of the Board of Directors (the "Incumbents"):

                 "RESOLVED, that the following members of the Board of Directors of the Company, such members being Barbara Davis Blum, Shireen L. Dodson, Susan Hager and Clarence L. James, Jr., and any person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective date of this resolution in addition to or in lieu of any of the aforenamed individuals to fill any newly created directorships or vacancy on the Board of Directors of the Company, or otherwise, is hereby removed and the offices of these members of the Board of Directors are hereby declared vacant."

          (2) Elect the following persons to fill the vacant directorships (the "Nominees"):

                 "RESOLVED, that the following persons are hereby elected as directors of the Company to fill vacant directorships on the Board of Directors, and to serve until their respective successors are duly elected and qualified: A. George Cook, III, Bonita A. Wilson, Marianne Steiner and Joseph
L. Williams."

          You may consent to, withhold consent from or abstain from voting on the Proposal to remove all of the Incumbents by marking the appropriate box on the enclosed BLUE



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consent card. You may also withhold your consent from the removal of one or more of the Incumbents individually by writing the name(s) of such director(s) in the space provided on the BLUE consent card. If no marking at all is made or a marking is made with respect to only one of the proposals for which the Participants are seeking your consent, you will be deemed to have CONSENTED TO each proposal for which a contrary indication has not been marked.

          THE PARTICIPANTS RECOMMEND THAT YOU CONSENT TO THE REMOVAL OF ALL FOUR OF THE NAMED CURRENT MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS.

          You may consent to the election of the Participants' slate of nominees for director, withhold consent to the election of such nominees or abstain from voting thereon by marking the appropriate box on the enclosed BLUE consent card. You may also withhold your consent to the election of one or more of the Nominees individually by writing the name(s) of such nominee(s) in the space provided on the BLUE consent card. If no marking at all is made or a marking is made with respect to only one of the proposals for which the Participants are seeking your consent, you will be deemed to have CONSENTED TO each proposal for which a contrary indication has not been marked.

          THE PARTICIPANTS RECOMMEND THAT YOU CONSENT TO THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

          See "REMOVAL AND ELECTION OF DIRECTORS" for more information about the Nominees. The Participants propose that the Nominees, once elected, serve until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Each of the Nominees has consented to serve as a director of the Company if elected.

          Of the four Nominees, none is employed or otherwise affiliated with the Company. All of the Nominees are citizens of the United States.

          The accompanying BLUE Consent Card will be voted in accordance with the stockholder's instruction on such BLUE Consent Card. If the enclosed BLUE Consent Card is signed and returned and no direction is given, the stockholder will be deemed to have consented to the Proposal.

          The Participants seek the consent of an absolute majority of the Company's issued and outstanding stock in order to act on the Proposal set forth in this Consent Solicitation Statement.

          BROKER NON-VOTES, ABSTENTIONS AND THE FAILURE TO RETURN A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSAL.


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          The written consent of an absolute majority of the outstanding Common
Stock is required to adopt and approve the Proposal. According to the Company's Proxy Statement on Schedule 14A filed November 10, 1997 there were 1,651,226 shares of Common Stock outstanding as of that date. Each share of Common Stock entitles the holder on the Record Date to one vote on the Proposal. Accordingly, based upon the information known to the Participants, written consents by holders representing 825,614 shares of Common Stock will be required to adopt and approve the Proposal. The Participants expect to deliver their consents representing 360,025 shares to the Company in the near future. Each abstention and broker non-vote with respect to the Proposal will have the same effect as withholding consent to the adoption of the Proposal.

          If you were a record holder as of the close of business on the Record Date, you may elect to consent to, withhold consent or abstain with respect to the Proposal by marking the "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN" box, as applicable, on the accompanying BLUE Consent Card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

          IF THE STOCKHOLDER WHO HAS EXECUTED AND RETURNED THE CONSENT CARD HAS FAILED TO CHECK A BOX MARKED "CONSENT", "CONSENT WITHHELD" OR "ABSTAIN", SUCH STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

          THE PARTICIPANTS RECOMMEND THAT YOU CONSENT TO THE PROPOSAL. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSAL.

          If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the BLUE Consent Card representing your shares to be marked, signed, dated and mailed. Only that institution can execute a BLUE Consent Card with respect to your shares and only upon receipt of specific instructions from you. The Participants urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to the Participants at the address set forth below so that the Participants will be aware of all instructions given and can attempt to ensure that such instructions are followed.

                                        Marshall Reynolds
                                        c/o Chapman Printing
                                        2450 First Avenue
                                        Huntington, WV  25703
                                        (304) 528-2791
                                        FAX:  (304) 528-2765


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                              THE CONSENT PROCEDURE

          Section 228 of the Delaware General Corporation Law (the "DGCL") states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this Consent Solicitation, written, unrevoked consents of the holders of a majority of the outstanding shares of Common Stock as of the Record Date must be delivered to the Company as described above to effect the actions to which consents are being solicited hereunder. Section 228 of the DGCL further provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Section 228, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner required by Section 228. In order to facilitate prompt adoption of the Proposal the Participants request that you give your consent by April ___, 1998.

          The Participants intend to tender consents received through this solicitation to the Company after they receive the consent of a majority of the outstanding shares of Common Stock of the Company. Following such delivery, in the event the Company disputes the validity of the consents, the Participants intend to file a complaint in the Delaware Court of Chancery seeking relief pursuant to Section 225 ("Section 225") of the DGCL for, among other things, a declaration that the Incumbents are no longer members of the board of the Company and that the Nominees have been duly elected to the board of the Company. Once sufficient unrevoked and unexpired consents are delivered to the Company to take the actions set forth herein, such consents will not expire, even if a Section 225 proceeding extends beyond the expiration date of any such consents.

          THE PARTICIPANTS CURRENTLY INTEND TO DELIVER CONSENTS RECEIVED THROUGH THIS SOLICITATION TO THE COMPANY IN THE MANNER REQUIRED BY SECTION 228 OF THE DGCL ONCE THE PARTICIPANTS HAVE DETERMINED THAT VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMMON STOCK AS OF THE RECORD DATE HAVE BEEN OBTAINED. WHEN CONSENTS FOR A MAJORITY OF THE COMPANY'S COMMON STOCK HAVE BEEN OBTAINED AND DELIVERED TO THE COMPANY, A STOCKHOLDER WILL BE UNABLE TO REVOKE HIS OR HER CONSENT.

          Section 213(b) of the DGCL provides that the record date for a consent solicitation shall be established by the board of directors of the corporation or, if no record date is so established, shall be the first date on which a signed written consent is delivered to the corporation. The Participants intend to deliver their signed written consents to the Company in the near future thereby establishing the Record Date.

          If actions described herein are taken, the Company will promptly notify the stockholders who have not consented to the actions taken as required by the DGCL.

          Consents may only be executed by stockholders of record at the close of business on the Record Date. The Participants believe that there were 1,651,226 shares outstanding on the Record Date. Therefore, the number of votes necessary to effect the Proposals is 825,614 (an absolute majority of 1,651,226). The Participants intend to deliver consents representing 360,025 shares to the Company in the near future. Therefore, consents representing an additional 465,589 shares are required to approve the Proposal. Each share of Common Stock entitles the record holder thereof to cast one vote. The Company's Certificate of Incorporation and By-laws do not provide for cumulative voting.

          Since the Participants must receive consents from a majority of the Company's outstanding shares in order for the Proposal to be adopted, a broker non-vote or direction to withhold authority to vote on the Consent Card will have the same effect as a "no" vote with respect to the Participants' solicitation.

          BROKER NON-VOTES, ABSTAINING OR NOT RETURNING A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSAL. THE PARTICIPANTS URGE EACH STOCKHOLDER TO ENSURE THAT THE RECORD HOLDER OF HIS OR HER SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED CONSENT AS SOON AS POSSIBLE.

                                  SOLICITATION

          Consents will be solicited by mail, telephone, telegram and/or personal solicitation by Participants, officers, employees and agents of the Participants. No such person shall receive additional compensation for such solicitation services.

          The Participants anticipate that a total of approximately $45,000 will be spent in connection with the solicitation. Actual expenditures may vary materially from the estimate, however, as many of the expenditures cannot be readily predicted. The entire expense of preparing, assembling, printing and mailing this Consent Solicitation Statement and any other consent materials and the cost of soliciting consents will initially be borne by the Participants. If the Nominees are elected, the Participants intend to request reimbursement from the Company for these expenses. This request will not be submitted to a vote of the Company's stockholders. Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward the Participants' solicitation material to the beneficial owners of the shares they hold of record, and the Participants will reimburse them for their reasonable out-of-pocket expenses.

                        REMOVAL AND ELECTION OF DIRECTORS

          Pursuant to the Proposal, four current members of the Board of Directors (the "Incumbents") are to be removed, and replaced with four nominees (the "Nominees"). The Nominees would be elected to hold office and serve on the Board of Directors until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is not contemplated that any of the Nominees will become unavailable to serve, but if that should occur before the Proposal becomes effective, consents that approve the Proposal or do not withhold approval for the Proposal will be voted for another nominee, or nominees, selected by the Participants. If the Proposal is consented to by a majority of the shares entitled to vote, the removal of the Incumbents from the Board of Directors and the election of the four Nominees to the Board of Directors will become effective immediately upon delivery by the Participants of sufficient signed written consents to the Company. The Participants recommend that stockholders vote FOR the Proposal.

Directors to be Removed

                     The directors to be removed are as follows:

Name                                  Age              Position with the Company            Director Since
----                                  ---              -------------------------            --------------
Barbara Davis Blum                     57      Chairwoman of the Board, President               1986
                                               and Chief Executive Officer

Shireen L. Dodson                      45      Director                                         1993

Susan Hager                            52      Director                                         1992

Clarence L. James, Jr.                 63      Director                                         1993

Nominees for Director

The nominees are as follows:

Name                                  Age              Position with the Company
----                                  ---              -------------------------

George Cook                            64                        None

Bonita A. Wilson                       56                        None

Marianne Steiner                       43                        None

Joseph L. Williams                     52                        None

          Biographical information on the Nominees is provided in the introduction to this Consent Solicitation Statement.

              BIOGRAPHICAL INFORMATION ON THE PARTICIPANT DIRECTORS

          The following provides information about the directors participating in this Consent Solicitation:

          Jeanne D. Hubbard, age 49, has been Executive Vice President and Senior Lending Officer of First Sentry Bank, Huntington, West Virginia since 1996. She served as a consultant to First Guaranty Bank, Hammond, Louisiana since 1993 and previously served as an executive officer of First Guaranty Bank during 1996. From 1980 to 1993, Ms. Hubbard held a variety of officer positions, including Vice President and Senior Commercial Lender and Chairwoman of the Loan Committee and Asset/Liability Committee, with First Bank of Ceredo, Ceredo, West Virginia. She served as President of the C-K Rotary Club and Chairwoman of the Citizens Advisory Committee of the United Way in Huntington, West Virginia. She has been a director of the Company and the Bank since October 1995.

          Marshall T. Reynolds, age 60, is the Chairman of the Board, President and Chief Executive Officer of Champion Industries, Inc., a holding company for commercial printing and office products companies, a position he has held since 1992. He became Chairman of the Board of Premier Financial Bancorp, Georgetown, Kentucky in the first quarter of 1996 and Chairman of the Board of First Guaranty Bank, Hammond, Louisiana during the second quarter. He became Chairman of the Board of Broughton Dairy during the fourth quarter of 1996. From 1964 to 1993, Mr. Reynolds was President and Manager of The Harrah and Reynolds Corporation (predecessor to Champion Industries, Inc.). From 1983 to 1993, he was Chairman of the Board of Bank One, West Virginia Corporation (formerly Key Centurion Bankshares, Inc.). He has served as Chairman of United Way of the River Cities, Inc. and Boys and Girls Clubs of Huntington. He has been a Director of the Company and the Bank since November 1995.

          Robert L. Shell, Jr., age 53, is the Chairman and Chief Executive Officer of Guyan International, a privately held holding company for manufacturing and service companies, a position he has held since 1985. Mr. Shell is also the Chairman of Standard Leasing Co. and Permco Hydraulik AG. He was formerly the Chairman of Carolina Hose and Hydraulics. He has been a director of First Guaranty Bank, Hammond, Louisiana since 1993 and a director of First State Bank of Sarasota since February 1994. He was formerly the Chairman of the Marshall Artists Series and a member of the Huntington Boys and Girls Club, the Cabell Huntington Hospital Foundation and the West Virginia Foundation for Independent Colleges. He has been a Director of the Company and the Bank since October 1995.

Directors' Compensation

          During 1997, each director of the Company received $250 for each meeting of the Board of Directors. In addition, each director is eligible to participate in the nonqualified 1996 Directors Stock Option Plan based upon their total months of 1996 Board service. During 1996, each director was granted options to purchase 792 shares of the Company's Common Stock at an exercise price of 85% of the fair market value on the date of grant, or $9.13. Information regarding options granted for 1997 Board service is not yet available. See DIRECTORS COMPENSATION, 1996 Directors Stock Option Plan.

Executive Officers

          None of the Participants or the Nominees is an executive officer of the Company.

BENEFICIAL OWNERSHIP OF SHARES

          The following table sets forth information as of the Record Date, relating to the beneficial ownership of Common Stock by the Participants and the Nominees.

                               Amount and Nature of
Name and Address               Beneficial Ownership          Percent of Class
----------------               --------------------          ----------------
Marshall T. Reynolds              225,526  (1) (2) (6)                 13.7%
Shirley A. Reynolds               345,556  (1) (2) (6)                 20.9%
Robert L. Shell, Jr.               66,046  (3) (4) (5)                  4.0%
Jeanne D. Hubbard                   4,546  (4)                         0.03%

(1) 225,526 shares held jointly between Marshall T. Reynolds and Shirley A. Reynolds, with shared voting/dispositive power.

(2)     Includes 30,000 shares held by dependent child.

(3) Includes 6,000 shares which were transferred by gift to Lena Ji Shell, Mr. Shell's wife, and which are now held by Lena Ji Shell.

(4) Includes options to purchase 46 shares granted to Ms. Hubbard and Mr. Shell under Bancorp's Directors Stock Option Plan.

(5) Robert L. Shell, Jr. shares voting and dispositive power with respect to 20,000 shares owned jointly with his wife, Lena Ji Shell.

(6) Includes options to purchase 31 shares granted to Mr. Reynolds under Bancorp's Directors Stock Option Plan.

                      COMPENSATION OF PARTICIPANT DIRECTORS

          The following information is based upon information provided in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 1997:

Directors Stock Option Plan

          On January 23, 1996, the Board of Directors of the Company approved a nonqualified Directors Stock Option Plan (the "Directors Plan"). A total of 6,429 shares of the Company's Common Stock are authorized for issuance under the Directors Plan, in which all directors of the Company and the Bank in 1995 are eligible to participate based upon the total months of 1995 Board service. On January 23, 1996, all such options were granted at an exercise price of 85% of fair market value at the date of grant, or $6.74. Options granted under the Directors Plan vest beginning in 1996 at an annual rate of 20% at the end of each year and expire at the earlier of ten years following the date of grant or two years after leaving the Board. However, in the event of death or disability, options expire one year after leaving the Board. The options shall become fully vested in the event of a "Change in Control" (as defined in the Directors Plan) or in the event the director leaves the Board.

1996 Directors Stock Option Plan

          On November 19, 1996, the Board of Directors of the Company approved a nonqualified Directors Stock Option Plan (the "1996 Directors Plan"). A total of 7,920 shares of the Company's Common Stock are authorized for issuance under the Employee Plan, in which all directors of the Company and the Bank are eligible to participate based upon the total months of 1996 Board service. On November 19, 1996, all such options were granted at an exercise price of 85% of fair market value, or $9.13. Options granted under the 1996 Directors Plan vest beginning in 1997 at an annual rate of 33.33% at the end of each year and expire at the earlier of ten years following the date of grant or immediately upon leaving the Board. However, in the event of death or disability, options expire two years after leaving the Board. The options shall become fully vested in the event of a "Change in Control" (as defined in the 1996 Directors Plan). Information regarding options awarded for 1997 Board service are not yet available.

                   POTENTIAL COSTS TO THE COMPANY IN SEVERANCE

             PAYMENTS AND EARLY VESTING AS A RESULT OF THE PROPOSAL

          Set forth below is a description of potential costs associated with implementation of the Proposal. It is based on information provided in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 1997, except that information regarding the events that constitute "Changes in Control" under these agreements was taken from the agreements themselves.

Vesting of Options

          1. Directors Stock Option Plan

          See "Compensation of Participant Directors" for a description of the Directors Stock Option Plan (the "Directors Plan"). The removal of the Incumbents pursuant to the Proposal could cause the options granted under the Directors Plan to the Incumbents to fully vest. The Directors Plan defines as one potential "Change in Control" the following event: "one or more new directors of [AANB] are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by [a] majority of the directors in office immediately before such election." Because only four current members of the Board would be removed pursuant to the Proposal, leaving six original members on the Board, the Participants do not believe that the Proposal will constitute a "Change of Control" under the Directors Plan. However, if the remaining three directors who are neither Incumbents to be removed nor Participants chose to resign before the election of the Nominees became effective, an issue could arise as to whether a Change of Control had taken place, which issue would likely be decided by litigation. In the event that it was determined that a Change of Control had taken place, the Company could experience losses, depending on and to the extent that the market price of the Company's stock exceeded the exercise price of the options.

          2. 1996 Directors Stock Option Plan

          See "Compensation of Participant Directors" for a description of the 1996 Directors Stock Option Plan (the "1996 Directors Plan"). The removal of the Incumbents pursuant to the Proposal could cause the options granted under the 1996 Directors Plan to the Incumbents to fully vest. The 1996 Directors Plan defines as one potential "Change in Control" the following event: "one or more new directors of [AANB] are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by [a] majority of the directors in office immediately before such election." Because only four current members of the Board would be removed pursuant to the Proposal, leaving six original members on the Board, the Participants do not believe that the Proposal will constitute a "Change of Control" under the 1996 Directors Plan. However, if the remaining three directors who are neither Incumbents to be removed nor Participants chose to resign before the election of the Nominees became effective, an issue could arise as to whether a Change of Control had taken place, which issue would likely be decided by litigation. In the event that it was determined that a Change of Control had taken place, the Company could experience losses, depending on and to the extent that the market price of the Company's stock exceeded the exercise price of the options.

          3. 1996 Employee Incentive Stock Option Plan

          On November 19, 1996, the Board of AANB approved a qualified 1996 Employee Incentive Stock Option Plan covering key employees (the "1996 Employee Plan"). A total of 14,193 shares of AANB's Common Stock are authorized for issuance under the 1996 Employee Plan, in which key employees of AANB and the Bank are eligible to participate. On November 19, 1996, 12,688 options were granted at an exercise price of 100% of fair market value, or $10.74. On January 21, 1997, 1,000 options were granted at an exercise price of 100% of fair market value, or $11.71. On February 18, 1997, 505 options were granted at an exercise price of 100% of fair market value, or $11.83. Options granted under the 1996 Employee Plan vest beginning in 1997 at an annual rate ranging from 33.33% to 100% at the end of each year and become fully vested in the event of a Change in Control, as defined in the 1996 Employee Plan. Options under the 1996 Employee Plan expire not later than ten years after the date of grant.

          It is possible that the changes in the Board which would result from the Proposal, and the potential restructuring and restaffing of the Company's and the Bank's senior management contemplated by the Participants, could cause the options of certain beneficiaries of the 1996 Employee Plan to fully vest. The 1996 Employee Plan defines as one potential "Change in Control" the following event: "one or more new directors of [AANB] are elected and at such time five or more directors (or, if less, a majority of the directors) then holding office were not nominated as candidates by [a] majority of the directors in office immediately before such election." Because only four current members of the Board would be removed pursuant to the Proposal, leaving six original members on the Board, the Participants do not believe that the Proposal will constitute a "Change of Control" under the 1996 Employee Plan. However, if the remaining three directors who are neither Incumbents to be removed nor Participants chose to resign before the election of the Nominees became effective, an issue could arise as to whether a Change of Control had taken place, which issue would likely be decided by litigation. In the event that it was determined that a Change of Control had taken place, the Company could experience losses, depending on and to the extent that the market price of the Company's stock exceeded the exercise price of the options.

Severance Benefits

          1. Employment Agreement of Barbara Davis Blum

          On February 20, 1996, AANB and The Adams National Bank (the "Bank") entered into an employment agreement with Barbara Davis Blum providing for the employment by AANB and the Bank of Ms. Blum as Chairwoman, President and Chief Executive Officer of AANB and the Bank through February 20, 1998. The agreement is automatically extended for an additional two-year period unless, six months prior to the expiration date, the Boards of Directors of AANB and the Bank determine in a duly adopted resolution that the agreement should not be extended and so notify Ms. Blum. To the best of the Participants' knowledge, this has not taken place. Under the terms of the employment agreement, which was amended on March 29, 1996, Ms. Blum is entitled to receive a base salary for 1997 of $194,413, all benefits provided by any plan made available by the Bank to its employees, certain executive fringe benefits and annual or other bonuses at the sole discretion of AANB's and the Bank's Boards. As of November 10, 1997 no annual increases or bonuses had been granted to Ms. Blum.

          Ms. Blum was granted a nonqualified stock option (the "Option") to purchase 75,000 shares of AANB's Common Stock which vests beginning in 1996 at an annual rate of 20% at the end of each year and is exercisable for a period of 10 years from the date of grant at an exercise price equal to $6.74 per share, which is 85% of the fair market value of AANB's Common Stock on the date of grant. The Option shall become fully vested in the event of a "Change in Control" (as defined in the employment agreement) or in the event Ms. Blum's employment should terminate for any reason, and remain exercisable for a period of two years. Ms. Blum was granted certain registration rights in connection with the shares subject to the Option, including "piggyback" rights for registration at AANB's expense, and one "demand" right for registration at AANB's expense, each subject to certain limitations.

          The employment agreement provides that, in the event Ms. Blum shall resign with 60 days notification, she shall be entitled to receive a cash payment equal to the current year's salary then in effect. In addition, the agreement provides that in the event of Ms. Blum's death, disability, termination without just cause or termination without her written consent and for a reason other than just cause in connection with or within 12 months after any Change in Control, or upon the occurrence of certain other events in connection with a Change in Control, she (or her estate) shall be entitled to receive a cash payment equal to two times her base salary (in semi-monthly payments in the event of disability) and the acceleration of the invested portion of any stock options. In addition, she shall be included to the full extent eligible in all plans providing benefits, including group life insurance, disability insurance and pension programs for executive employees of AANB during the term of the employment agreement and for two years following her disability or termination without just cause or one year following her voluntary termination. According to information provided by the Company in its Schedule 14A filed with the Securities and Exchange Commission on November 10, 1997, the change in control benefits are estimated to have an aggregate value of approximately $830,000 at June 30, 1997. Ms. Blum has agreed not to engage in the banking business elsewhere in the Washington or Baltimore, Maryland metropolitan areas or to solicit the Adams National Bank's customers or employees for a period of one year following the voluntary termination of her employment.

          One of the events constituting a "Change of Control" under Ms. Blum's contract is defined as follows: "during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of either [AANB] or the Bank . . . cease for any reason to constitute at least two-thirds thereof." Thus, the removal of Ms. Blum as a director pursuant to this Proposal may entitle Ms. Blum to the severance benefits described above. Furthermore, if the Proposal is approved by the Company's shareholders, the Participants intend to seek Board action to terminate Ms. Blum's position as President of the Company. This also could entitle Ms. Blum to the severance benefits described above.

          2. Severance Agreements

          On April 7, 1994, the Board of Directors of the Bank approved severance arrangements for seven key management officers, namely, Kimberly Levine, Alexander Beltran, Devin Blum, Thomas O. Griel, Joyce R. Hertz, Melrose Nathan and Bijan Partovi. These arrangements were incorporated into Severance Agreements, dated as of April 7, 1994. On January 21, 1997, the Board of the Bank approved an additional severance arrangement for a key management officer, Kathleen Walsh Carr (collectively, the "Severance Agreements") effective February 10, 1997.

          The Severance Agreements provide that, in the event of a "Change in Control" (as defined in the Severance Agreements), the officers will be entitled to resign from the Bank within the one year period following a Change in Control and receive a lump sum payment equal to one year's full base salary at the rate applicable to the officer in effect at that time. The term Change in Control does not include a transaction approved by a majority of the "Continuing Directors" (as defined in the Severance Agreements) then in office. In addition, an officer will be entitled to receive such severance payment in the event the officer's employment with the Bank is "Terminated" (as defined in the Severance Agreements) within the one year period following a Change in Control, prior to the resignation of the officer. According to information provided by the Company in its Schedule 14A filed with the Securities and Exchange Commission on November 10, 1997, these benefits are estimated to have an aggregate value of approximately $633,000 as of June 30, 1997 based on current salary levels. Any severance payment payable under the Severance Agreements will be reduced to the extent that any such payment constitutes an "Excess Parachute Payment" as such term is defined in the Internal Revenue Code of 1986, as amended. The Severance Agreements are binding on the Bank and its successors.

          All of the Severance Agreements include, as one potential "Change in Control," the following: "during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of either [AANB] or the Bank . . . cease for any reason to constitute at least two-thirds thereof." The actions contemplated by the Proposal may therefore entitle these employees to the severance benefits described above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions

          In 1997 Mr. Reynolds maintained a personal money market account at The Adams National Bank (the "Bank"), a subsidiary of the Company. Otherwise, to the best of the Participants' knowledge, none of the Participants or Nominees has had any banking transactions with the Bank.

          To the best of the Participants' knowledge, none of the Participants or Nominees is indebted to the Bank.

Other Transactions

          To the best of the Participants' knowledge, none of the Participants or Nominees or their affiliates has engaged in any other transactions with the Company.

                                             Submitted by:

                                             /s/ Marshall T. Reynolds
                                             ----------------------------------
                                             Marshall T. Reynolds

                                             /s/ Shirley A. Reynolds
                                             ----------------------------------
                                             Shirley A. Reynolds

                                             /s/ Robert L. Shell, Jr.
                                             ----------------------------------
                                             Robert L. Shell, Jr.

                                             /s/ Jeanne D. Hubbard
                                             ----------------------------------
                                             Jeanne D. Hubbard

March 11, 1998

                                     [BLUE]

                       WRITTEN CONSENT BY STOCKHOLDERS OF
                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                    TO ACTION WITHOUT A MEETING SOLICITED BY
                   SHIRLEY A. REYNOLDS, MARSHALL T. REYNOLDS,
                   JEANNE D. HUBBARD AND ROBERT L. SHELL, JR.

          The undersigned, a stockholder of record of Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company"), on _______, 1998 (the "Consent Record Date"), hereby consents, pursuant to Section 228(a) of the Delaware General Corporation Law, with respect to all shares of common stock, par value $.0001 per share ("Common Stock"), of the Company held by the undersigned to the taking of each of the following actions without a meeting:

SHIRLEY A. REYNOLDS, MARSHALL T. REYNOLDS, JEANNE D. HUBBARD AND ROBERT L. SHELL, JR. (THE "PARTICIPANTS") RECOMMEND THAT THE STOCKHOLDERS OF THE COMPANY CONSENT TO EACH OF THE FOLLOWING PROPOSALS. APPROVAL OF EACH OF THE PROPOSALS REQUIRES THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE CONSENT RECORD DATE.

          PLEASE MARK AND SIGN AND DATE THIS CONSENT CARD ON THE REVERSE SIDE BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE.

(A) REMOVAL OF FOUR CURRENT MEMBERS OF THE EXISTING BOARD OF DIRECTORS OF THE COMPANY.

          RESOLVED, that the following directors of the Company, and any other person(s) elected or appointed to the Company's Board of Directors to fill any vacancy or newly created directorship, are hereby removed from such directorships:

                    Barbara Davis Blum
                    Shireen L. Dodson
                    Susan Hager
                    Clarence L. James, Jr.

          /___/ CONSENTS /___/ CONSENT WITHHELD /___/ ABSTAINS

INSTRUCTION:

          To consent, abstain or withhold consent to the removal of all the above-named directors, and to any other person(s) who is a director of the Company at the time the action taken by this written consent shall become effective, check the appropriate box above. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED DIRECTORS, BUT NOT ALL OF THEM, CHECK THE "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH SUCH DIRECTOR YOU DO NOT WISH TO BE REMOVED IN THE FOLLOWING SPACE:

------------------------------------------------------------------------------


          IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO "CONSENT" TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

(B)       ELECTION OF FOUR NEW DIRECTORS TO THE BOARD.

          RESOLVED, that the following persons are hereby elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

                    A. George Cook, III
                    Bonita A. Wilson
                    Marianne Steiner
                    Joseph L. Williams

          /___/ CONSENTS /___/ CONSENT WITHHELD /___/ ABSTAINS

INSTRUCTION:

          To consent, abstain or withhold consent to the election of all the above-named persons, check the appropriate box above. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH TO BE ELECTED IN THE FOLLOWING SPACE:

------------------------------------------------------------------------------

          IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO "CONSENT" TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE


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ELECTION OF ANY PERSON WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

                                    Please sign exactly as name appears on stock certificate(s) or on label affixed hereto. When shares are registered in more than one name, all such persons should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, partner, etc., sign in official capacity, giving full title as such. If a corporation, please sign in the full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

                                    Dated: ___________________________, 199__

                                    ------------------------------------------
                                    (Signature)

                                    ------------------------------------------
                                    (Print Name)

                                    ------------------------------------------
                                         (Signature, if held jointly)

                                    ------------------------------------------
                                    (Title or authority (if applicable))

                                    IN ORDER FOR YOUR CONSENT TO BE VALID, IT
                                    MUST BE DATED. PLEASE COMPLETE, SIGN AND
                                    DATE YOUR CONSENT AND MAIL IT PROMPTLY IN
                                    THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE
                                    TO EXECUTE A CONSENT WILL HAVE THE SAME
                                    EFFECT AS WITHHOLDING A CONSENT.


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